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                                                        [PRIVATE EQUITY FUND II]

                            11.5% SENIOR SECURED NOTE

$37,500 U.S.
New York, New York                                                  June 2, 2005

1.      DEFINITIONS. For purposes of this Note:

        A. BORROWER. The "Borrower" means Vyteris Holdings (Nevada), Inc., a Nevada corporation having its chief executive office at 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410.

        B. COLLATERAL. "Collateral" means any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to the Outstanding Principal Account or any interest or other amount payable pursuant to this Note and remaining unpaid.

        C. EVENT OF DEFAULT. "Event of Default" has the meaning set forth in SECTION 6 hereof.

        D. INTEREST. "Interest" has the meaning set forth in SECTION 3 hereof.

        E. LENDER. The "Lender" means Spencer Trask Private Equity Fund II, LP, a Delaware limited partnership, having its chief executive office at 535 Madison Avenue, New York, New York 10022.

        F.      MATURITY DATE. The "Maturity Date" shall be August 1, 2005.

        G. NOTES. This Note is part of a series of 11.5% Senior Secured Promissory Notes of like tenor issued on the date hereof on identical terms, in an aggregate principal amount equal to up to $2 million, and are collectively referred to as the "Notes."

        H. OUTSTANDING BALANCE. The "Outstanding Balance" means the sum of the outstanding Principal Amount and any Interest accrued hereunder from time to time.

        I. PRINCIPAL AMOUNT. The "Principal Amount" means the outstanding principal amount of this Note from time to time.

        J. TRANSACTION DOCUMENTS. The "Transaction Documents" shall mean this Note, and any other notes issued in connection with the Loan, and the Security Agreement as defined in SECTION 7 hereof.

2. PROMISE TO PAY. The principal amount plus all accrued and unpaid interest owing under this Note shall be paid on the Maturity Date.

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3.      INTEREST. Interest, calculated on the basis of a 365-day year for the actual calendar days elapsed (365 or 366, as applicable), on the Principal Amount from and including the date of this Note to but not including the date the Outstanding Balance is paid in full at a rate per year that shall on each day be 11.5% (the "Interest").

        The Outstanding Balance as of the Maturity Date shall automatically become due and payable on the Maturity Date.

4. PAYMENTS WITHOUT PREMIUM OR PENALTY. The Borrower shall have the option before the Maturity Date or upon the occurrence of an Event of Default of paying the Outstanding Balance to the Lender in full or part at any time and from time to time without any premium or penalty.

5. AMOUNTS IMMEDIATELY DUE. The Outstanding Balance and other amounts payable pursuant to this Note and remaining unpaid shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due upon the occurrence of any Event of Default.

6. EVENTS OF DEFAULT. If any one or more of the following events (each, an "Event of Default") shall occur, that is to say:

        A. The Borrower shall fail to make any payment in respect of Interest (including additional interest) on or principal of this Note within five (5) days of becoming due, whether at maturity or by acceleration or otherwise; or

        B. Any default or event of default shall occur with respect to any other indebtedness of the Borrower exceeding $100,000 which results in any payment with respect to such indebtedness for borrowed money becoming due prior to its stated maturity; or

        C. A final judgment which, in the aggregate with other outstanding final judgments against the Borrower, exceeds $100,000 shall be rendered against the Borrower and, if within 45 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 45 days after expiration of such stay such judgment shall not have been discharged; or

        D.      The Borrower shall:

                (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors, the commencement of such a voluntary case;

                (ii) have filed against it a petition commencing an involuntary case under said Title 11 which is not dismissed or vacated within 90 days after the date the same is filed;

                (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;


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                (iv)    have entered against it any order by a court of
competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property and, in the case of clause (ii) or (iii), any such order shall not have been vacated or rescinded within 90 days after the date such order was entered; or

                (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

then, and in each and every case, the Lender may declare the Outstanding Balance of this Note to be immediately due and payable, and thereupon the Outstanding Balance shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Lender may proceed to enforce payment of such amount in such manner as it may elect.

7. SENIOR SECURED RIGHTS TO COLLATERAL. This Note shall be secured by that certain Security Agreement (the "Security Agreement") by and among the Lender and Vyteris, Inc., a wholly-owned subsidiary of the Borrower, dated of even date herewith, as may be amended from time to time.

        The indebtedness evidenced by the Notes and the payment of the Outstanding Balance of each of the Notes shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Borrower for borrowed money, outstanding as of the date hereof or hereinafter incurred, other than purchase money equipment financing. "Senior" as used herein shall be deemed to mean that, in the event of any default in the payment of the obligations represented by the Notes (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on Notes shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness for borrowed money, other than purchase money equipment financing, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company shall be paid over to the Lender of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this
Note) shall have been paid and satisfied in full.

8. NO OTHER SENIOR INTERESTS. Except for (i) the rights of Becton, Dickinson and Company ("Becton") to receive certain royalties in respect of certain products developed using certain intellectual property rights transferred by Becton pursuant to Section 8.05 of that certain Transaction Agreement, by and between Becton, Spencer Trask Specialty Group, LLC, Spencer Trask Ventures, Inc. and the Vyteris, Inc., dated November 10, 2000, (ii) the rights of B. Braun Medical Inc. to certain distribution and license rights to use the Borrower's Trademarks, Patents (each as defined in the Security Agreement) and related intellectual property rights pertaining to the Borrower's transdermal lidocaine delivery system pursuant to Section 2 of that certain License, Development and Distribution Agreement, dated September 20, 2002, (iii) purchase


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money liens against equipment, and (iv) the holders of the other Notes issued in connection herewith, the Borrower owns each of the General Assets, Trademarks, Patents and Licenses (each as defined in the Security Agreement) free and clear of any and all liens, claims or security or adverse interests to all or any of the Trademarks, Patents and Licenses free and clear of any and all liens, claims or security or adverse interests to all or any of the Trademarks, Patents and Licenses on file or of record in any public office, except as such as have been filed in favor of the Lender pursuant to this Agreement.

9. COVENANTS. Except with respect to the other Notes, the Borrower hereby covenants and agrees, so long as any Outstanding Balance remains payable pursuant to this Note:

        A. It will not grant or attempt to grant any person or entity a security interest in the Collateral or any portion thereof senior to, with priority over, or PARI PASSU with the security interest granted to the Lender pursuant to the Security Agreement.

        B. It will not pledge or attempt to pledge the Collateral or any portion thereof to any person or entity.

10. GOVERNING LAW. This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New Jersey and the federal law of the United States without regard to the law of any other jurisdiction.

11. WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES. THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (A) THE LOAN OR COLLATERAL, THIS NOTE OR ANY OTHER WRITING HERETOFORE OR HEREAFTER EXECUTED IN CONNECTION WITH THE LOAN OR COLLATERAL, (B) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN OR COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING OR (C) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE LOAN OR COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING.


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12.     CONVERSION; WARRANTS.

        A. Unless the entire Outstanding Balance hereunder has been repaid in full by the Company to the Lender on or before the Maturity Date, on the Maturity Date the Company and the Lender shall cause this Note to be converted into the an 11.5% Senior Secured Grid Note pursuant to that certain Securities Purchase Agreement, dated as of September 28, 2004, by and between Lender and the Company (the "SPA").

        B. On the date hereof, the Company has issued to the Lender warrants in the form attached hereto as EXHIBIT A.







                                VYTERIS HOLDINGS (NEVADA), INC.


                                By: /s/ Vincent DeCaprio
                                    --------------------
                                    Name: Vincent DeCaprio, Ph.D.
                                    Title: President and Chief Executive Officer


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                                    EXHIBIT A
                                 FORM OF WARRANT















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